Exhibit 23.1

CONSENT OF MALONE & BAILEY, INDEPENDENT AUDITOR

We consent to the incorporation by reference in the Registration Statement (Form S-8) of UraniumCore Company of our audit report dated October 12, 2005 to the financial statements of UraniumCore Company (fka OCG Technology, Inc.) included in its Form 10-KSB/A for the year ended June 30, 2005, filed with the Securities and Exchange Commission on October 14, 2005.

September 6, 2006

Malone & Bailey, PC
www.malone-bailey.com
Houston, TX